EXHIBIT 99.1

4300 Wildwood Parkway
Atlanta, GA 30339
1-888-502-BLUE
www.BlueLinxCo.com

Doug Goforth, CFO & Treasurer	Investor Relations:
BlueLinx Holdings Inc.	Maryon Davis, Director Finance & IR
(770) 953-7505	(770) 221-2666
FOR IMMEDIATE RELEASE
BLUELINX FILES REGISTRATION STATEMENT FOR PLANNED RIGHTS OFFERING
— $60 Million Rights Offering —
ATLANTA — April 26, 2011 — BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building products in North America, today announced that it plans to commence a rights offering of common stock to its stockholders, which would produce gross proceeds to the Company of $60 million. The Company expects to utilize the proceeds of the transactions to repay indebtedness under its credit facility and to fund working capital and other general corporate purposes.
The Company has entered into an investment agreement with Cerberus ABP Investor LLC, who beneficially owns approximately 55% of the Company’s common stock before giving effect to the rights offering, to backstop the rights offering, subject to certain conditions, by purchasing shares of common stock that relate to any rights that remain unexercised at the expiration of the rights offering. The investment agreement may be terminated by the Company if the disinterested directors, in the exercise of their fiduciary duties, recommend to the Company’s board of directors that the Company consummate an alternative transaction that would result in more favorable economic terms for the Company than the rights offering.
The Company has filed with the Securities and Exchange Commission a registration statement covering these transactions, and the distribution of rights and commencement of the rights offering is expected to occur promptly following the effectiveness of that registration statement.
The Company plans to distribute to its common stockholders transferable rights to subscribe for and purchase up to $60 million of its common stock. In addition to being able to purchase their pro rata portion of the shares offered based on their ownership as of the record date for the rights offering, stockholders, other than the backstop party, may oversubscribe for additional shares of common stock. The Company anticipates that the record date and the subscription price will be determined at or about the time that the SEC declares the Company’s registration statement effective. The subscription rights are expected to trade on the New York Stock Exchange under the symbol BXC RT.
This announcement shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The offering will be made only by means of a prospectus which is a part

BlueLinx Files Registration Statement For Planned Rights Offering

of such registration statement. A copy of the preliminary prospectus may be obtained from the information agent, Eagle Rock Proxy Advisors, LLC at (855) 612-6975.
About BlueLinx Holdings Inc.
Headquartered in Atlanta, Georgia, BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building products in North America. Employing approximately 2,000 people, BlueLinx offers greater than 10,000 products from over 750 suppliers to service approximately 11,500 customers nationwide, including dealers, industrial manufacturers, manufactured housing producers and home improvement retailers. The Company operates its distribution business from sales centers in Atlanta and Denver, and its network of 60 distribution centers. BlueLinx is traded on the New York Stock Exchange under the symbol BXC.
Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our outlook on the housing industry. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of BlueLinx’ control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: completion of the proposed rights offering, including satisfaction of the conditions to the backstop commitment; changes in the supply and/or demand for products that it distributes, especially as a result of conditions in the residential housing market; general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital, including the availability of residential mortgages; the ability to identify acquisition opportunities and effectively and cost-efficiently integrate acquisitions; adverse weather patterns or conditions; acts of war or terrorist activities; variations in the performance of the financial markets; and other factors described under “Risk Factors” in the Company’s preliminary prospectus included as part of the Registration Statement on Form S-1 filed by the Company in connection with this offering and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, changes in expectation or otherwise, except as required by law.
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